UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 24, 2025

SUMMIT HOTEL PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35074	27-2962512
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

13215 Bee Cave Parkway, Suite B-300
Austin, TX  78738
(Address of Principal Executive Offices) (Zip Code)

(512) 538-2300
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	INN	New York Stock Exchange
Series E Cumulative Redeemable Preferred Stock, $0.01 par value	INN-PE	New York Stock Exchange
Series F Cumulative Redeemable Preferred Stock, $0.01 par value	INN-PF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On July 24, 2025, Summit JV MR 2, LLC, Summit JV MR 3, LLC and Summit NCI NOLA BR 184, LLC (the “Borrowers”, “we” or “us”), as borrowers, Summit Hospitality JV, LP (the “Parent”), as parent, and each subsidiary of the Borrowers executing the credit facility documentation as a guarantor, entered into a $400 million credit facility (the “Credit Facility”) with various initial lenders, Bank of America, N.A., as administrative agent, Wells Fargo Bank, National Association, as syndication agent, BofA Securities, Inc. and Wells Fargo Securities, LLC, as joint bookrunners, and BofA Securities, Inc., Wells Fargo Securities, LLC, Capital One, National Association, Fifth Third Bank, National Association, The Huntington National Bank, M&T Bank and Truist Bank, as joint lead arrangers.

The following is a summary of the indicative terms and conditions of the Credit Facility. The Parent is the joint venture between Summit Hotel OP, LP (the “Operating Partnership”) and USFI G-Peak Pte. Ltd. Summit Hotel Properties, Inc. is not a borrower or guarantor of the Credit Facility. The Credit Facility is guaranteed by certain of the Borrowers’ existing and future subsidiaries.

The Credit Facility is comprised of a $400 term loan (the “$400 Million Term Loan”). The Credit Facility has an accordion feature which will allow us to increase the term loans to an aggregate amount not exceeding $600 million (after giving effect to such increase).

The $400 Million Term Loan will mature on July 24, 2028. It can be extended for up to two consecutive twelve-month periods at the Borrowers’ option, subject to certain conditions. The fully extended maturity is July 24, 2030.

Payment Terms. We are obligated to pay interest at the end of each selected interest period, but not less than quarterly, with all outstanding principal and accrued but unpaid interest due at the maturity of the respective facility. We have the right to repay all or any portion of the outstanding borrowings from time to time without penalty or premium. In addition, we will be required to make earlier payments of principal in the event of certain changes in the borrowing base asset availability or default of the loan. We do not have the right to reborrow any portion of the $400 Million Term Loan that is repaid.

We pay interest on the term loan advances at varying rates based upon, at our option, either (i) Daily SOFR or Term SOFR (1-month or 3-month) (subject to a 0% floor), plus a margin of 2.35%, or (ii) the applicable base rate, which is the greatest of the administrative agent’s prime rate, the federal funds rate plus 0.50%, and 1-month Term SOFR plus 1.00% (subject to a 1.00% floor), plus a base rate margin of 1.35%. We will also be required to pay other fees, including customary arrangement and administrative fees.

Borrowing Base Assets. The Credit Facility is secured primarily by a first priority pledge of our equity interests in the subsidiaries that directly or indirectly hold borrowing base assets and the TRS entities, which wholly own the TRS lessees that lease each of the borrowing base assets, subject to certain exceptions.

Eligible properties may be added to the borrowing base at any time. Eligible properties may be excluded from or removed from the borrowing base at any time so long as the borrowing base covenants specified below remain satisfied, the borrowing base assets meet certain diversity requirements (such as limits on concentrations in any particular market), and the then-current borrowings on the credit facility do not exceed the maximum available under the facility given the availability limitations described above (subject to certain prepayment requirements in the event of removal of a material portion of the borrowing base assets in the aggregate). Further, to be eligible as a borrowing base asset, the anticipated property must: be a hotel or parking asset located in the United States; satisfy certain ownership, management and operating lessee criteria; not be subject to a negative pledge or lien not otherwise permitted; not be subject to material defects, such as liens, title defects, environmental contamination and other standard lender criteria.

Financial and Other Covenants. In addition, we are required to comply with a series of financial and other covenants in order to borrow under the Credit Facility. The material financial covenants include the following:

•a maximum leverage ratio (as defined by, and subject to the terms described in, the Credit Facility agreement) of not greater than 55%;

•a minimum consolidated tangible net worth (as defined in the Credit Facility agreement) of not less than $593,910,713 plus 75% of the net proceeds of future equity issuances;

•a minimum consolidated fixed charge coverage ratio (as defined in the Credit Facility agreement) of not less than 1.50:1.00; and

•a ratio of secured indebtedness (as defined in the Credit Facility agreement), excluding the Credit Facility and certain other indebtedness, to total asset value (as defined in the Credit Facility agreement) of not more than 40%.

Concerning the borrowing base asset pool, we are required to comply with the following covenants:

•a ratio of aggregate total outstandings under the Credit Facility to borrowing base asset value (both as defined in the Credit Facility agreement) equal to or less than 55%; and

•a ratio of unencumbered adjusted net operating income to assumed unsecured interest expense (both as defined in the Credit Facility agreement) equal to or greater than 1.50x.

We are also subject to other customary covenants, including restrictions on investments, limitations on liens and restrictions on certain mergers and other fundamental changes. The Credit Facility agreement also contains customary events of default, including among others, the failure to make payments when due under any Credit Facility agreement, breach of any covenant continuing beyond any cure period and bankruptcy or insolvency.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 concerning the Company’s and Operating Partnership’s direct financial obligations is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1
$400 Million Credit Agreement, dated July 24, 2025, among Summit JV MR 2, LLC, Summit JV MR 3, LLC and Summit NCI NOLA BR 184, LLC as borrowers, Summit Hospitality JV, LP, as parent, each party executing the credit facility documentation as a guarantor, the lenders party thereto from time to time, Bank of America, N.A., as administrative agent, Wells Fargo Bank, National Association as syndication agent, BofA Securities, Inc. and Wells Fargo Securities, LLC, as joint bookrunners, and BofA Securities, Inc., Wells Fargo Securities, LLC, Capital One, National Association, Fifth Third Bank, National Association, The Huntington National Bank, M&T Bank and Truist Bank, as joint lead arrangers.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUMMIT HOTEL PROPERTIES, INC.

Date: July 24, 2025	By:	/s/ Christopher R. Eng
Christopher R. Eng Executive Vice President, General Counsel, Chief Risk Officer and Secretary